Exhibit 21.1
SUBSIDIARIES

Subsidiary		Jurisdiction of Organization
1	Charles River Laboratories, Inc.	Delaware
2	Charles River UK Limited	United Kingdom (England)
3	Charles River Laboratories Saint‑Constant S.A.	Quebec, Canada
4	Charles River Nederland B.V.	Netherlands
5	Charles River Laboratories Holding SAS	France
6	Charles River Laboratories France C.R.L.F. SAS	France
7	BioFocus DPI (Holdings) Ltd.	United Kingdom (England)
8	Charles River Laboratories Belgium SRL	Belgium
9	Charles River Laboratories España SA	Spain
10	Charles River Germany Verwaltungs GmbH	Germany
11	Charles River Laboratories Italia Srl	Italy
12	Charles River Germany GmbH & Co. KG	Germany
13	Charles River Laboratories Poland Sp. Z.o.o.	Poland
14	Charles River Laboratories Ireland Limited	Ireland
15	Charles River Laboratories Research Models and Services, Germany GmbH	Germany
16	Charles River Laboratories Luxembourg S.a.r.l.	Luxembourg
17	Charles River Laboratories Group	United Kingdom (Scotland)
18	Charles River Laboratories Edinburgh Ltd.	United Kingdom (Scotland)
19	Sunrise Farms, Inc.	New York
20	Charles River ULC	Nova Scotia, Canada
21	Charles River Laboratories Montreal, ULC	Nova Scotia, Canads
22	Charles River Laboratories Australia Pty. Ltd.	Australia
23	Zhanjiang A&C Biological Ltd.	China
24	Charles River Laboratories Korea	Korea
25	Charles River Laboratories Asia Holdings Limited	Hong Kong
26	Charles River Laboratories Germany GmbH	Germany
27	Charles River Discovery Research Services, Inc.	Michigan
28	Charles River Laboratories India Private Limited	India
29	Charles River Discovery Research Services Finland	Finland
30	Accugenix Inc.	Delaware
31	Beijing Vital River Laboratory Animal Technology Co. Ltd.	China
32	Charles River Detecçăo Microbiana e de Endotoxina Participaçơes Ltda	Brazil
33	Charles River Endotoxin and Microbial Detection Singapore Pte. Ltd.	Singapore
34	Charles River Endotoxin Microbial Detection Europe SAS	France
35	Charles River Laboratories Holdings Limited	United Kingdom (England)
36	United Kingdom (England)	United Kingdom (England)
37	Charles River Discovery Research Services UK Limited	United Kingdom (England)
38	Argenta Discovery 2009 Limited	United Kingdom (England)
39	Charles River Laboratories Cleveland, Inc.	Delaware
40	Charles River Endotoxin and Microbial Detection Israel	Israel
41	Charles River Discovery Research Services Germany GmbH	Germany
42	CRL Holding Germany GmbH	Germany
43	Celsis Group Limited	United Kingdom (England)
44	Celsis International Limited	United Kingdom (England)

45	Celsis Limited	United Kingdom (England)
46	Celsis International B.V.	Netherlands
47	Charles River Microbial Solutions Germany GmbH	Germany
48	Charles River Laboratories SA France Acquisition SAS	France
49	Charles River Laboratories France Safety Assessment SAS	France
50	CRL Safety Assessment, Inc.	Delaware
51	Charles River Laboratories SA USA, Inc.	Delaware
52	Charles River Laboratories Ashland,LLC	Delaware
53	Charles River Laboratories SA Netherlands Holdings B.V.	Netherlands
54	Charles River Laboratories I Delaware Holdings, Inc.	Delaware
55	Charles River Laboratories II Delaware Holdings, Inc.	Delaware
56	Charles River Laboratories Den Bosch B.V.	Netherlands
57	Zhejiang Vital River Laboratory Animal Technology Co. Ltd.	China
58	Charles River Microbial Solutions International Limited	Ireland
59	KWS BioTest Limited	United Kingdom (England)
60	9904140 Canada Inc.	Canada
61	Charles River Microbial Solutions (Shanghai) Company Limited	China
62	Charles River Laboratories Denmark ApS	Denmark
63	CRL Group International France	France
64	CRL Group France	France
65	Charles River Laboratories Evreux	France
66	Charles River Laboratories Saint Nazaire	France
67	Charles River Laboratories Hungary	Hungary
68	Solvo Biotechnológiai Zrt	Hungary
69	Charles River Laboratories Switzerland AG	Switzerland
70	HemaCare Corporation	California
71	Cobra Biologica Limited	United Kingdom (England)
72	Guangdong Vital River Laboratory Animal Technology Co. Ltd	China
73	Si Chuan Vital River Laboratory Animal Technologies Co. Ltd.	China
74	Charles River Laboratories Japan G.K.	Japan
75	Cobra Biologics Holding AB	Sweden
76	Cobra Biologics AB	Sweden
77	Retrogenix Limited	United Kingdom (England)
78	Cobra Biologics Holding Limited	United Kingdom (England)
79	Cobra Biomanufacturing EBT Limited	United Kingdom (England)
80	MDRH Holdings, LLC	Delaware
81	Cognate BioServices, Inc.	Delaware
82	Cobra Biomanufacturing LLC	Delaware
83	Indigo, LLC	Delaware
84	Charles River Accelerator & Development Laboratories (Shanghai) Co., Ltd	China